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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 17, 2006

                             REX STORES CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                    001-09097                    31-1095548
(State or other jurisdiction    (Commission File No.)    (IRS Employer Identification No.)
     of incorporation)

    2875 Needmore Road, Dayton, Ohio                                  45414
(Address of principal executive offices)                            (Zip Code)

       Registrant's telephone number, including area code: (937) 276-3931

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities
             Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 8.01 Other Events.

         On March 17, 2006, REX Stores Corporation (the "Company"), through its wholly-owned subsidiary Rex Radio and Television, Inc., agreed to purchase a note in the principal amount of $14 million issued by a limited liability company organized to construct and operate an ethanol producing facility. Purchase of the note is subject to the limited liability company obtaining additional financing by September 18, 2006. The Company will obtain an irrevocable letter of credit in the face amount of the note to secure its purchase obligation. The note purchase agreement provides the Company rights to purchase an equity interest in the limited liability company.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         REX STORES CORPORATION



Date: March 23, 2006                     By: /s/ DOUGLAS L. BRUGGEMAN
                                             ----------------------------------
                                             Name:  Douglas L. Bruggeman
                                             Title: Vice President-Finance,
                                                    Chief Financial Officer and
                                                    Treasurer